                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)        July 10, 1997


                                 BEC GROUP, INC.
             (Exact name of registrant as specified in its charter)


Delaware                            1-14360                     13-3868804
State or other                    (Commission               (I.R.S. Employer
jurisdiction                      File Number)             Identification No.)
of incorporation)



      Suite B-302, 555 Theodore Fremd Avenue, Rye, New York        10580
         (Address of principal executive offices)               (Zip code)


Registrant's telephone number, including area code    (914) 967-9400



                                 Not Applicable
         (Former name or former address, if changed since last report.)

ITEM 2.  Acquisition or Disposition of Assets

                  On July 10, 1997, BEC Group, Inc. (the "Company") acquired all of the issued and outstanding share capital of Holding B.F., a corporation governed by the laws of France ("Bolle France"), pursuant to terms of the Amended and Restated Share Purchase Agreement (the "Share Purchase Agreement"), dated July 9, 1997, by and among the Company, its wholly-owned subsidiary Bolle Inc., a Delaware corporation ("Bolle"), on the one hand, and Mr. Robert Bolle, Mr. Maurice Bolle, Mr. Franck Bolle, Mrs. Patricia Bolle Passaquay, Ms.
Brigitte Bolle and Ms. Christelle Roche (collectively, the "Sellers") on the other hand. Pursuant to the terms of the Share Purchase Agreement, Bolle acquired from the Sellers all of the issued and outstanding share capital of Bolle France, in exchange for approximately $53 Million, consisting of the following (collectively, the "Consideration"): (a) One Hundred Seventy-Nine Million, Eight Hundred Thousand French Francs (FRF 179,800,000) in cash (the "Cash Consideration") (b) Warrants to the Sellers to purchase an aggregate of up to 2,130,000 shares of Common Stock of the Company at an exercise price of $3.10 per share, subject to adjustment and assuming that the spin-off of ORC Technologies, Inc. has occurred on or prior to the exercise date, pursuant to the terms of the Warrant Agreement (the "Warrant Agreement"), dated as of July 9, 1997, by and among the Company and each of the Sellers; (c) Ten Thousand (10,000) shares of Series A Preferred Stock of the Company having a value of approximately Fifty-Five Million French Francs (FRF 55,000,000) issued pursuant to the terms of the Certificate of Designations of Series A Preferred Stock of the Company (the "BEC Certificate of Designation"); (d) One Hundred (100) shares of common stock of Bolle, being the equivalent of 5% of the issued and outstanding shares of common stock of Bolle; (e) Sixty-Four Thousand One
Hundred Twenty (64,120) shares of Series A Preferred Stock of Bolle having a value of approximately Sixty Four Million One Hundred Twenty Thousand French Francs (FRF 64,120,000) issued pursuant to the terms of the Certificate of Designations of Series A Preferred Stock of Bolle (the "Bolle Certificate of Designations").

                  The amount of the Consideration paid by the Company to the Sellers was determined through arms-length negotiation of the parties. Bolle France's principal assets, generally, include (i) the Bolle(R) brand design, and manufacturing and certain distribution interests including, world wide rights to the Bolle(R) brand, (ii) contract rights relating to the distribution of Bolle France products, and (iii) miscellaneous equipment. The Company intends to use Bolle France's assets in substantially the same manner as previously used. Bolle France is a manufacturer, marketer and distributor of premium sunglasses, sports shields, safety glasses and other eyewear products.

                  On July 10, 1997, the Company borrowed approximately an additional $32 Million, for the purpose of paying the Cash Consideration and transaction expenses in connection with the purchase of Bolle France, pursuant to the terms of the Credit Agreement (as defined below).

                  The foregoing description of the Share Purchase Agreement, the Warrant Agreement, the BEC Certificate of Designation and the Bolle Certificate of Designations and the transactions contemplated thereby are not intended to be complete and are qualified in their entirety by the complete text of such documents, copies of which are attached to this Form 8-K as exhibits, and are incorporated herein by reference.


ITEM 5.  OTHER EVENTS

                  On July 10, 1997, BEC Group, Inc., as Borrower, entered into an Amended and Restated Credit Agreement (the "Credit Agreement"), dated as of July 10, 1997, among the Company and NationsBank, National Association, Bank of Boston Connecticut, Caisse Nationale de Credit Agricole, European American Bank, Imperial Bank, National City Bank of Kentucky, and the other financial institutions from time to time parties thereto (collectively, the Lenders), and NationsBank, National Association, as Agent (the "Agent"), pursuant to the terms of which, the Lenders made available to the Borrower credit facilities (the "Credit Facility") in the maximum aggregate principal amount at any time outstanding of $70 million, which includes a Tranche A Term Loan Facility in the principal amount of $15 million, (ii) a Tranche B Term Loan Facility in the French Franc equivalent amount equal to $15 million and (iii) a Revolving Credit Facility (the "Revolving Credit Facility") in the maximum aggregate principal amount any time outstanding of $40 million, including a letter of credit subfacility of up to $5 million and a $25 million sublimit for French Franc borrowings. The Credit Facility will be used by the Company (i) for working capital, (ii) to finance capital expenditures permitted thereunder, (iii) to finance the acquisition of Bolle France and other permitted acquisitions and (v) for other lawful general corporate purposes, with certain exceptions.

                  Each of ORC Technologies, Inc. ("ORC"), ORC Management, Inc., Bolle Inc., and Bolle America, Inc. (collectively, the "Guarantors") have executed an Amended and Restated Guaranty Agreement in favor of the Agent for the benefit of each of the Lenders, guaranteeing the payment of the obligations (the "Obligations") of the Company to the Lenders under the Credit Agreement. The Company and the Guarantors have granted to the Lenders a security interest in, among other things, their accounts, inventory, receivables, equipment, contracts, leases and all general intangibles as security for the Obligations pursuant to the terms of an Amended and Restated Security Agreement, dated as of July 10, 1997, among the Company, each of the Guarantors and the Agent for the benefit of each of the Lenders. As further security for such Obligations,
(i) the Company and each of the Guarantors have granted to the Lenders a security interest in their intellectual property rights pursuant to the terms of an Amended and Restated Intellectual Property Security Agreement, dated as of July 10, 1997, among the Company, each of the Guarantors and the Agent for the benefit of each of the Lenders, (ii) the Company has entered into a Collateral Assignment of the Option Agreement pursuant to which the Company assigned to the Agent its rights and interests under the Option Agreement between the Company and Lantis Eyewear Corporation, (iii) the Company caused ORC to deliver a Deed of Trust relating to the Company's Azusa, California facility to the Agent for the benefit of each of the Lenders and (iv) the Company pledged to the Lenders (a) all of the capital stock of each direct and indirect domestic subsidiary of the Company pursuant to the terms of an Amended and Restated Stock Pledge Agreement, dated as of July 10, 1997 among the Company, the Guarantors and the Agent for the benefit of each of the Lenders, (b) all of the capital stock of Eyecare Products Plc owned by the Company, and (c) 65% of the voting stock and 100% of the now voting capital stock of each foreign subsidiary owned directly by the Company and certain domestic subsidiaries of the Company.

                  Pursuant to the terms of the Credit Agreement, the Company may borrow and repay under the Revolving Credit Facility until April 30, 2002, subject to the terms and conditions of the Credit Agreement. The Revolving Credit Facility terminates and all amounts outstanding thereafter are due and payable on April 30, 2002. The Tranch A Term Loan Facility and the Tranch B Term Loan Facility (collectively the "Term Loan Facility") are subject to repayment in accordance with the amortization schedules set forth in the Credit Agreement, with the final payment of all amounts outstanding, together with accrued interest thereon, being due and payable on March 31, 2002. The Term Loan Facilities were made available in a single drawing at the closing of the transactions contemplated by the Credit Agreement, pursuant to the terms and conditions of the Credit Agreement. The Credit Agreement also requires the Company to make certain mandatory prepayments and allows the Company the ability to make optional prepayments.

                  Loans made under the Revolving Credit Facility and the Term Loan Facilities will bear interest (a) in the case of United States dollar denominated borrowings, at a rate equal to either (i) Libor plus an applicable margin or (ii) the higher of NationsBank, National Association's prime rate or the federal funds rate plus .5% or (b) in the case of French Franc denominated borrowings, at the French Franc Libor rate plus an applicable margin calculated pursuant to the terms of the Credit Agreement.

                  The foregoing description of the Credit Agreement and the transactions contemplated thereby are not intended to be complete and are qualified in entirety by the complete text of such Credit Agreement, copies are which are attached to this Form 8-K as an Exhibit, and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

                  The following financial statements, pro forma financial information and exhibits shall be filed as part of this Current Report on Form 8-K.

                  (a)      Financial statements of business acquired.

                           It is impracticable at this time for the Company to provide the financial statements of Bolle France required to be provided by Rule 3-05(b) of Regulation S-X. The Company hereby undertakes to file such required financial statements as soon as practicable, but in no event later than sixty

                           (60) days following the date on which this report on Form 8-K is required to be filed.

                  (b)      Pro forma financial information.

                           It is impracticable at this time for the Company to provide the pro forma financial information required to be provided pursuant to Article 11 of Regulation S-X. The Company hereby undertakes to file such required financial statements as soon as practicable, but in no event later than sixty (60) days following the date on which this report on Form 8-K is required to be filed.

         (c)      Exhibits.

                  The following Exhibits are hereby filed as part of this Current Report on Form 8-K.

Exhibit           Description

3.1               Certificate of Designations of the Series A Preferred Stock of
                  BEC Group, Inc.

10.1 Amended and Restated Share Purchase Agreement, dated July 9, 1997, by and among BEC Group, Inc. and Bolle Inc., on the one hand, and Mr. Robert Bolle, Mr. Maurice Bolle, Mr. Franck Bolle, Mrs. Patricia Bolle Passaquay, Ms. Brigitte Bolle and Mrs. Christelle Roche (collectively, the "Sellers").

10.2 Warrant Agreement, dated as of July 9, 1997, by and among the Company and each of the Sellers.

10.3 Amended and Restated Credit Agreement, dated as of July 10, 1997, among BEC Group, Inc., as Borrower, and NationsBank National Association, Bank of Boston Connecticut, Caisse Nationale de Credit Agricole, European American Bank, Imperial Bank, National City Bank of Kentucky, and the other financial institutions from time to time parties thereto, as Lenders, and NationsBank, National Association, as Agent.

10.4              Certificate of Designations of the Series A Preferred Stock of
                  Bolle Inc.

                  The Company hereby agrees to furnish supplementally a copy of any omitted schedules or exhibits to the above-described agreements to the Commission upon request.

                                   SIGNATURES.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  July 24, 1997
                                    BEC GROUP, INC.



                                    By:  /s/ Martin E. Franklin
                                       ----------------------------------------
                                         Name:  Martin E. Franklin
                                         Title: Chairman and Chief Executive
                                                Officer